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                                                                   EXHIBIT 10.96

                                     [LOGO]

                     THE CHESAPEAKE LIFE INSURANCE COMPANY

                              MASTER GENERAL AGENT

CONTRACT AGREEMENT

I. AGREEMENT

This Contract Agreement (an "Agreement") is between the natural person or business entity that signs below, called "you" or "your" and The Chesapeake Life Insurance Company, called "we", "us", or the "Company" that signs a Commission Schedule (a "Schedule") to this Agreement. The Company and Life Professionals desire to enter into this Agreement and work together for their mutual benefit, through the sale and service of Company Products to suitable customers who have the need and desire to purchase such Products. "Product" refers to a non-securities insurance and annuity product of the Company.

At its option, which shall not be unreasonably withheld, the Company agrees to contract with and/or appoint Sub-Producers recruited by you, and Sub-Producers recruited by your Sub-Producers, (collectively referred to as "Sub-Producer's") who meet the standards then generally required by us in the appointment of life and annuity sales producers. If a Sub-Producer who is already under an Agreement with the Company is assigned to you, your responsibilities with respect to that Sub-Producer are the same as if you recruited the Sub-Producer to the Company unless otherwise agreed in writing by you and the Company.

Sub-Producers may be contracted only on standard Sales Producer Agreements or Licensed Only Sub-Producer Acknowledgements and accompanying Schedules approved by and made available through the Company.

The Company may immediately suspend your ability to recruit Sub-Producers under this Agreement, if the Company has reasonable cause to suspect that you have engaged in conduct involving violation of the terms of your Agreement. You will be notified, in writing, of the reason and the terms of any suspension.

II. AGREEMENT DATE

This Agreement will take effect when the Company signs a Schedule at the Company's home office and appoints you as its insurance producer according to applicable law. A Schedule will take effect when signed by the Company at its home office. This Agreement, Stock Bonus Plan Addendum, Admin Bonus Plan Addendum, Proprietary Product Designation Addendum, Promissory Note, Guaranty and Security Agreement, Ethics Policy, Appointment Application and a Schedule form the entire Agreement between the Company and you concerning matters covered by this Agreement. This Agreement terminates and replaces any prior Agreement between the Company and yourself concerning matters covered by this Contract. This Agreement can be amended only by a document signed by the Company and yourself. Any amendment to this Agreement or a Schedule will take effect when signed by the Company at its home office. The Company will give you prior written notice before amending or replacing a Schedule.

The Agreement Date applies to all applications for Policies submitted on or after the Contract Date, which is specified on the signature page of this Agreement.

III. RELATIONSHIP

This Agreement shall not be construed to create the relationship of employer and employee between the Company and you or any of your Sub-Producers. You are an independent contractor and not an employee of the Company. You may solicit only applications for the Company that are listed in a Schedule. You shall be free to exercise independent judgment as to the time and place of performing all acts authorized under this Agreement except as provided in Section IV.

IV. DUTIES, OBLIGATIONS, AUTHORIZATION AND LIMITATIONS

The following conditions shall apply to you or to any of your employees or to any Sub-Producers:

1. You and all Sub-Producers shall have no powers of authority other than those expressly granted in this Agreement, and no other or greater power or authority shall be implied by the grant or denial of powers or authority specifically mentioned.

2. For as long as you are contracted with the Company, licensed, appointed and in good standing with the regulatory authorities, the Company hereby authorizes you to:

      (a) Personally produce applications for Policies covered by this Contract Agreement and Schedule; and

      (b) Collect the first premiums on such applications in the form of a check or money order made payable to the Company.

      (c) Solicit, through Sub-Producers selected by you, contracted by us, applications for Policies covered by the Sub-Producer's Sales Producer Agreement and Schedule or Licensed Only Sub-Producer Acknowledgment.

3. You may recommend that the Company enter into Agreements with other natural persons and business entities, but the Company is not obligated to do so. You are responsible for training and supervising any insurance Sub-Producer who reports directly to you regarding the Sub-Producer's compliance with such an Agreement. You agree also to ensure that you and your Sub-Producers are familiar with and understand the terms and conditions of the Products and the supporting marketing literature made available by us in connection with any of the Products, which you sell under this Agreement. You are responsible for all expenses that you incur.

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4. You agree to conduct your activities in a professional manner and in accordance with all laws and regulations in force in the states in which you market any Company Products and you further agree to abide by all present and future decisions and instructions issued by the Company. You agree to ensure that your Sub-Producers are familiar with the Code of Conduct detailed in the Ethics Policy attached to and made part of this Agreement.

5. The Company reserves the right at any time to change any guideline, rule, policy, instruction or directive relating, but not limited to, market conduct, underwriting rules or guidelines, mortality rates and interest crediting rates. You agree to promptly inform all Sub-Producers or employees of our rules, regulations and policies and of any amendment, addition, change or modification of the same by the Company.

6. You must comply with all applicable federal, state and local laws, statutes, regulations and guidelines, including without limitation any state statute, regulation, order or interpretation in effect requiring that you protect the privacy of all "Nonpublic Personal Information" that you have about an applicant, owner, insured, annuitant, beneficiary or other person who seeks to obtain, obtains or has obtained a Product or service from the Company that is to be used primarily for personal, family or household purposes, and any law regarding the suitability of products sold by insurance producers. If you receive any such nonpublic information from the Company, you will use the information only in connection with your performance under this Agreement and as permitted by law. You agree to establish physical, electronic, and administrative procedures to protect the security and confidentiality of "Nonpublic Personal Information."

"Nonpublic Personal Information" has the meaning set forth in section 509 of the Gramm-Leach Bliley Act (P.L. 106-102) and any federal and state laws and regulations that implement that Act and includes but is not limited to name, address, and financial or health information of a policyholder, insured, applicant or prospect.

This section survives the termination of the Master General Agent Agreement.

7. You must comply with all Company rules and procedures, which are intended to implement, or which are otherwise related to such federal, state and local laws, statutes, regulations or guidelines. You acknowledge the Company's obligation to investigate alleged breaches of such laws, statutes, regulations, guidelines, rules or procedures, as it may deem appropriate, and to act on the findings of such investigations. You further agree to cooperate fully in any investigation. The Company agrees to provide You with written notice of all changes to rules and procedures and such changes shall not become effective until thirty (30) days after written notice has been provided or unless earlier as required by law or the appropriate regulatory authority.

8. You may not: bind the Company by any promise or agreement; accept a promissory note for, or incur any expense or obligation on behalf of the Company; waive any of the Company's rights or requirements regarding, or any provision of, a Product; make, alter, modify or discharge any Product, any provision in any Product, application, conditional receipt or any other writing for the Company; extend the time for payment of premiums; waive or extend any Policy condition or waive any forfeiture; accept payment of any past due premium, except as requested by Company; approve or recommend approval of evidence of insurability; make any representation or state any opinion regarding the validity or payment of any claim; guarantee current interest or premium rates; guarantee the continuance of any practice or procedure of the Company; use any of the Company's names, logos or trademarks without the Company's prior written consent; advertise any Product or the Company unless the Company provides the advertisement to you or has previously given you its written approval of the advertisement; begin any legal proceeding on behalf of the Company without the Company's prior written consent.

9. You agree: to exercise reasonable care and diligence to ensure that the Products covered by us under this Agreement are maintained current and in force; that it is your responsibility to provide reasonable post sales service to Policyholders and the beneficiaries of Policyholders and to exert your best efforts to promote the interest of the Company; to not open any bank or other account(s) in the Company name; not to endorse, cash or deposit any check, draft, or money order made payable to the Company; not to use any funds collected for or on account of the Company, by yourself, your employee's or your Sub-Producers for any personal or other purpose whatsoever.

10. You shall make full disclosure to us of all facts known or learned about any applicant for coverage that relates to insurability.

11. We will pay all customary underwriting costs, including all reasonable costs, expenses and fee's for obtaining such medical and other information we consider necessary to determine the insurability of applicants for our Products. You are responsible for all expenses, other than the customary underwriting costs referred to above, incurred by you or your Sub-Producers in the performance of this Agreement. If you cause us in any way to incur unnecessary underwriting costs, then we reserve the right to offset from your compensation any or all such underwriting expenses.

12. After giving you reasonable notice, the Company may visit your office, examine your files and records and accompany you while you represent the Company, all at reasonable times. You agree to keep accurate and complete records and accounts of all transactions, and shall provide the Company complete access and right to inspect and copy all records, vouchers, bank accounts, transactions, correspondence and other information we may reasonably require as they relate to business placed with us. You agree that your obligation under this Section IV, item 12 shall survive the termination of this Agreement. Your obligation under this section of the Agreement shall survive for a period of two years after the termination of the Agreement.

13. The Company may require you to maintain errors and omissions (E&O) insurance on yourself with an insurance company, and in form and amount, satisfactory to the Company, at your expense.

14. The Company may at any time stop doing business in any state or area within a state, stop offering any Product for sale, or change any term of a Product or any condition under which the Company may offer a Product.

15. You agree not to deliver a Policy unless you can reasonably determine that the proposed insured is in as good health as at the time of application, and unless the first premium has been fully paid. You agree to return any Policy, which cannot be delivered within thirty (30) days for any reason to the Company's home office at the end of the thirty (30) day delivery period.

16. You hereby agree to indemnify and hold the Company harmless from all losses, expenses, including, but not limited to, reasonable attorney fees, costs and damages resulting from any act of commission or omission of negligence or misfeasance by you, any Sub-Producers, or any employee of yours. You agree that your obligations under this Section IV, item 16 will survive the termination of this Agreement. Your obligation under this section of the Agreement shall survive for a period of two years after the termination of the Agreement.

17. While this Agreement is in force and after its termination you may not convey or disclose to any person or entity any of the Company's property, for any Products; applicants for, owners and beneficiaries of, persons insured by, and annuitants of Products; and the recruiting, training and compensation of you and your Sub-Producers.

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18. While this Agreement is in force and, unless it has been terminated by Us without cause, for a period of two years after its termination, you may not: induce or attempt to induce a Sub-Producer of the Company to end his or her association with the Company; or induce or attempt to induce an owner of a Produce of the Company to halt payment of premiums in a Product, allow the Product to lapse, or surrender the Product in whole or in Part. If we terminate this Agreement without cause, you are not bound by this provision as it relates to Sub-Producers.

19. If you breach or threaten to breach this Section IV, the Company will be entitled to an injunction restraining you from the breach or threatened breach, as well as to other appropriate relief, including without limitation money damages and reimbursement of attorney fees and other expenses incurred by the Company in seeking the injunction or other relief. If you breach this section you forfeit your right to receive commissions from the Company. This Section IV, item 19 will survive the termination of this Agreement. Your obligation under this section of the Agreement shall survive for a period of two years after the termination of the Agreement.

V. LICENSES

You must be properly licensed and appointed in every state in which you solicit, negotiate or effectuate products listed on the attached Schedule. You and your Sub-Producers must be properly licensed and appointed in all states that require a license and appointment in order to receive override commissions. Unless you are licensed and appointed as required by the state regulation, we are unable to pay you commissions on the business you produce or the business produced by Sub-Producers reporting to you. The Company will not accept applications from an unlicensed Producer. You are responsible for all licensing fees and non-resident appointment fees. The Company may pay your non-resident appointment renewal fees for you and debit your commission account for those renewal fees. You must notify the Company if you do not want to be reappointed 30 days in advance of the renewal.

VI. TERRITORY

1. You may solicit and market in any territory in which the Company is authorized to do business unless you are advised by us in writing to cease marketing a particular Product or Products or to cease doing business in a particular territory.

2. Your appointment is not exclusive in such territory, unless specifically outlined in an addendum to this Agreement.

3. The Company reserves the right at any time to withdraw from any territory, and to discontinue or withdraw or amend any Products used in a territory without prejudice to its right to operate in any other territory.

VII. COMPENSATION

1. The Company will pay commissions to you while this Agreement is in force and after it terminates, according to a Schedule, on commissionable premiums, which the Company earns from Products that are shown on the Schedule and are sold by you or Sub-Producers who report directly or indirectly to you. However, the Company will reduce commissions payable to you by the total of commissions paid by the Company to Sub-Producers who report directly or indirectly to you, and by the total of commissions forfeited by a Sub-Producer who reports directly or indirectly to you, if the Company terminates its Agreement with the Sub-Producer pursuant to Section IX, item 2, subset (a) through (e) of the Agreement. Premiums may include fees or charges that are non commissionable. You may assign your right to receive commissions under this Agreement, but only with the Company's prior written consent, which the Company may give in its sole discretion and only by submitting the appropriate Assignment of Commissions form. Any and all assignments so authorized shall be subject to any and all indebtedness of yours to the Company.

2. The Company will determine the commissions, if any, that the Company may pay to you in respect of a Product that the Company issues on an insured within twelve (12) months after a halt in the payment of premiums on a Product previously issued by the Company on the same insured, or within twelve (12) months after the previously issued Product of the Company lapses or is surrendered in whole or in part. The Company will determine whether or not to debit your commission account for part or all of the commissions that the Company credited to your account in respect of a Product that Company issued on an insured within twelve (12) months prior to a halt in the payment of premiums on, or within twelve (12) months prior to the lapse or surrender in whole or in part of, another Product that the Company had previously issued on the same insured.

3. If the Company refunds premiums or determines that it should not have paid commissions to you, the Company will debit your account by an amount equal to the commissions previously credited to your account in respect of the refunded premiums or the commissions determined by the Company not to have been payable. The Company may also debit your account from time to time for miscellaneous expenses that you incur, such as fees charged by states for renewal of your appointments with the Company.

4. The Company will send you a statement of your account, an inception to date accumulation of posting of credits and debits. This statement is binding for all purposes unless you give written notice to the Company within sixty (60) days of the date of the statement that the statement is in error. Any review after this period will be conducted at a reasonable charge to you or your Sub-Agent's expense. By signing this Agreement, you authorize the release of compensation information by the Company to those above you in your hierarchy.

5. Commissions payable under this Agreement will continue to be paid after the date of termination for business submitted by you and any Sub-Producer prior to the effective date of such termination of the Agreement according to the vesting terms of the attached Schedule, unless commission is forfeited under Section IX, item 2, subset (a) through (e) of this Agreement. No commission will be paid to you on any business submitted by Sub-Producers after the termination date of this Agreement.

6. You will receive a 1099 form for income tax purposes each year reflecting the amount of net earned commissions and other compensation posted to your account for the calendar year, period beginning January 1st through December 31st of the prior year.

7. The Company may immediately suspend your ability to sell Products under this Agreement if the Company has reasonable cause to suspect that you have engaged in conduct involving violation of the terms of this Agreement or violation of any law or regulation. You will be notified in writing, of the reason and the terms of any suspension.

VIII. LIEN FOR INDEBTEDNESS, ADVANCING AND ASSIGNMENT

1. To further the business relationship during the term of the Agreement, the Company, at the Company's sole discretion may make advances and terminate advances.

2.We may offset, against any sums due or becoming due to you under this Agreement between you, the Company, and any of its affiliates any monies owed to the Company or its affiliates by you or your Sub-Agents or your employees arising from this or any prior Agreement between you and the Company or its

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affiliates. As partial consideration for debits posted to your account or the account of your Sub-Producer, you hereby grant the Company a first lien and prior security interest in the collateral as set forth in the "Promissory Note, Guaranty and Security Agreement" attached and made part of this Agreement. This Agreement constitutes a security agreement to the extent of the security interest herein given by you to the Company.

3. You shall be responsible for all reasonable expenses and attorney's fees incurred by the Company in any proceedings required to collect any monies owed to the Company by you or any of your Sub-Producers as well as interest on such monies at the legal rate.

4. The terms of this Agreement apply to the indebtedness of any of your Sub-Producers. It is the right of the company to assign any debt accrued by your Sub-Producer to your commission account and to use your commissions or other compensation to offset this debt. This practice will be referred to as "the rolling of debt" and the end product referred to as "roll up debt".

5. After termination of this Agreement, any monies owed to the Company under the terms of this Agreement shall immediately be payable to the Company.

IX: TERMINATION

1. Termination without Cause

      (a) Either party may terminate this Agreement by giving written notice to the other party. Termination shall become effective ninety (90) days after written notice. Notice shall be deemed received on the date it is mailed to your last known business address. If you voluntarily terminate your Agreement, you may not re-contract with the Company for six (6) months.

      (b) If you are contracted as a corporation or partnership, the death or termination of any principle shall not terminate this Agreement, but it shall continue in force and effect in favor of the remaining principles.

      (c) If you are contracted as corporation or partnership, upon the dissolution, bankruptcy or insolvency of the corporation, this Agreement shall immediately terminate, in which case all compensation due or becoming due to the corporation shall be payable to its successor or duly appointed representative.

      (d) If We or any affiliate of Ours terminate this Agreement without cause, We agree that We will terminate all agents in Your hierarchy and We shall not recontract with any of Your Sub-Producers for a period of six months after the effective date of the termination or with any of our affiliated Companies for life sales.

2. Termination for Cause

      (a) Upon failure to perform any of its material obligations or covenants, the Company may terminate and cancel this Agreement effective immediately upon providing written notice of such termination to you or your Sub-Producers. Such notice shall specify the cause of termination.

      (b) Upon reason of fraud, willful or negligent violation of any federal or state statute or other directive affecting Company standards or the solicitation of Products issued by the Company, or any misappropriation or withholding of funds, or any action taken or sanctioned by you without our prior knowledge and approval.

      (c) If your license to act as an insurance agent is revoked for cause after an opportunity for a hearing by the insurance department of any state or territory.

      (d) If you, while this Agreement is in force, induce or attempt to induce representatives to discontinue their Contract Agreement or appointments with the Company, or if you, at any time, before termination of this Agreement, replace or attempt to replace the business of the Company with that of any other insurance carrier.

      (e) If you otherwise acted to prejudice materially the interests of the Company in breach of this Agreement.

3. Upon termination of this Agreement, you shall immediately pay to us all sums due and immediately deliver to the Company all rate books, letters, records, sales materials and supplies connected with the business relating to the Company, those materials being deemed to be our property at all times.

4. In the event of your death, commissions will be paid as they become due to your designated beneficiaries, surviving spouse, or estate only to the extent that they have vested in you before your death.

5. Upon termination for cause, all rights to vested commission or other compensation will be forfeited. You agree that this provision will survive the termination of this Agreement, and that the Company is entitled to divest you of your commission or other compensation should you engage in activities described in Section IX, item 2, subset (a) through (e), after this Agreement is terminated.

X: VESTING AND PAYMENT OF COMMISSIONS AFTER TERMINATION WITHOUT CAUSE

Upon termination of this Agreement for any reason other than those stated in
Section IX, item 2, subset (a) through (e), the right to commissions if any, described in Section VII shall be vested immediately for the Products issued pursuant to this Agreement and subject to any vesting limitations set forth in the Schedule. Vesting shall mean your right to receive first year and renewal commissions, for Policies placed by yourself or your Sub-Producers, as per the attached Schedule in effect at the time the Policy was issued.

XI: NON-WAIVER

Any failure by the Company to enforce any part of this Agreement will not be deemed a waiver by the Company of its right to enforce this Agreement according to its terms and applicable law. This Agreement is governed by Oklahoma law.

Forbearance or neglect of the Company to insist upon the performance of any of the terms of this Agreement or to declare a forfeiture or termination against you shall not constitute a waiver of such rights and privileges.

XII: ENTIRE AGREEMENT AND PRIOR AGREEMENTS

This Agreement, along with the Stock Bonus Plan Addendum, Admin Bonus Plan Addendum, Proprietary Product Designation Addendum, Promissory Note, Guaranty and Security Agreement, Ethics Policy, Appointment Application and a Schedule, is the sole and entire Agreement between the parties. Any understandings, negotiations, representations, statements, promises and agreements, oral or otherwise, not included in this Agreement shall have no force and and effect in the construction of the rights and obligations of the parties except as provided in this Section XII. This Agreement supersedes any prior

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agreement between any UICI Company and you. Schedules for this Agreement and any subsequent changes to such Schedules shall apply only to new applications submitted by and through you after such become effective. Any commission and other compensation payable under a prior Agreement shall continue to accrue in accordance with the rates specified in the Schedules in force at time of Policy issue. Payment of such accrued commission and any other compensation is subject to any liens, indebtedness or assignments, and is subject to forfeiture under
Section IX, item 2, subset (a) through (e) of this Agreement.

XIII: GOVERNING LAW AND JURISDICTION

This Agreement and any amendments hereto shall be governed by and construed in accordance with the laws of the State of Oklahoma. Each party agrees to the exclusive jurisdiction of the courts of Oklahoma County, Oklahoma, with respect to any claim or cause of action, whether in law or in equity, including specific performance, arising under or relating to this Agreement, and waives personal service of any and all process upon it, and consents that all service of process may be made by certified or registered mail, postage prepaid and return receipt requested. Each party waives any objection based on forum non conveniens and waives any objection to venue of any action instituted pursuant to this Agreement. Each party agrees that a final judgment in any such action shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing in this Section XIII shall affect the right of any party to serve legal process in any other manner permitted by law. To the extent that any party has or may acquire any immunity from jurisdiction from any court or from any legal process with respect to itself or its property, such party waives (to the fullest extent permitted by applicable law) such immunity in respect of its obligation under this Agreement.

XIV: INVALID PROVISIONS

All of the provisions of this Agreement are distinct and severable. If any provision of this Agreement shall be deemed to be void, invalid or otherwise unenforceable under law or equity, the same shall not affect the validity, legality or enforceability of any other provision or portion of this Agreement.

XV:  TITLE HEADINGS

All title heading contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various terms, conditions or provisions of the Agreement herein.

XVI: NOTICES

Any notice given under any provision of this Agreement shall be complete upon deposit, postage prepaid, in the U.S. mail addressed to you at your last known business address according to Company records, or to us addressed to:

THE CHESAPEAKE LIFE INSURANCE COMPANY
1331 WEST MEMORIAL ROAD, SUITE 112
OKLAHOMA CITY, OKLAHOMA 73114

The Master General Agent agrees to defend, indemnify and hold the Company and its respective affiliated companies, officers and directors, employees and agents, harmless with respect to any and all losses, damages, claims and expenses incurred in connection with the non-performance or breach of any provision of the Agreement by the Master General Agent, Sub-Producer's reporting directly or in-directly to him, or his employees.

The Company agrees to defend, indemnify and hold the Master General Agent and its respective affiliated companies, officers and directors, employees and Sub-Producer's, harmless with respect to any and all losses, damages, claims and expenses incurred in connection with the non-performance or breach of any provision of the Agreement by the Company.

BY SIGNING BELOW, YOU CERTIFY TO THE COMPANY THAT: THE INFORMATION YOU HAVE GIVEN IN THE APPLICATION FOR AGREEMENT IS TRUE AND COMPLETE; THE SOCIAL SECURITY NUMBER OR TAXPAYER IDENTIFICATION NUMBER ON THE APPLICATION FOR AGREEMENT IS CORRECT, AND YOU ARE NOT CURRENTLY SUBJECT TO BACKUP WITHHOLDING; YOU HAVE READ AND UNDERSTAND THE COMPANY'S CODE OF CONDUCT AND AGREE TO ABIDE BY ITS TERMS; AND YOU HAVE READ AND UNDERSTAND THIS AGREEMENT AND AGREE TO BE BOUND BY ITS TERMS.

/s/ BILL ZIMMERMAN, PRESIDENT                                     3/29/04
---------------------------------------------------------      ------------
Signature of Applicant, if Applicant is a natural person.      Date signed
Signature of Applicant's authorized representative, if
Applicant is a corporation, Partnership, limited liability
company or other business entity.

LIFE PROFESSIONALS MARKETING GROUP, INC.
---------------------------------------------------------
Print Applicant's name as signed, if Applicant is a natural person. If Applicant is a business entity, print the full legal name of the business entity, NOT the name of the person who signed on behalf of the business entity.

/s/ BILL ZIMMERMAN, PRESIDENT                                     3/29/04
------------------------------------------------------          -----------
Signature of Authorized Individual, Officer or Partner          Date signed